UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 15, 2022
ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue,
6th Floor
New York,
NY	10017
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (949) 480-8300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.
Second Warrant Amendment

As previously disclosed, the Board of Directors of Acacia Research Corporation (the “Company”) had formed a Special Committee of directors not affiliated or associated with Starboard Value LP (“Starboard”) to review Starboard’s relationship with the Company with the objective of establishing a simplified capital structure with increased capital resources for the next phase of the Company’s growth (the “Strategic Relationship”). The Special Committee has retained both independent financial and legal advisors to assist with its evaluation and negotiation and the Special Committee and Starboard have been working together to reach a resolution to these matters.

In connection with these negotiations, on August 24, 2022, the Company amended the Series B Warrants (described below) to extend the Cash Exercise Date (defined below) for three weeks from August 25, 2022 to September 15, 2022 to allow for adequate time to reach a resolution with Starboard.

On September 15, 2022, the Company amended the Series B Warrants to further extend the Cash Exercise Date from September 15, 2022 to September 30, 2022 (the “Second Warrant Amendment”) to allow for additional time to reach a resolution with Starboard.

Background

On November 18, 2019, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Starboard and the Buyers (as defined in the Purchase Agreement), pursuant to which, among other things, the Company and Starboard established a strategic and ongoing relationship including the terms of Starboard’s initial capital commitment in the Company.

Under the terms of the Purchase Agreement, the Company has issued Series B Warrants to purchase up to 100 million shares of the Company’s common stock to the Buyers at an exercise price (subject to certain price-based anti-dilution adjustments) of either (i) $5.25 per share, if exercising by cash payment, within 30 months from the issuance date (the “Cash Exercise Date”); or (ii) $3.65 per share, if exercising by cancellation of a portion of certain senior secured notes (the “Notes”), issued by the Company.

The Series B Warrants were amended in connection with the issuance of $115.0 million in Notes to the Buyers to permit the payment of the lower exercise price of $3.65 through the payment of cash, rather than only through the cancellation of Notes outstanding, at any time until the expiration of the Series B Warrants on November 15, 2027. 31,506,849 of the Series B Warrants were subject to this adjustment with the remaining balance of 68,493,151 Series B Warrants continuing under their original terms.

The foregoing description of the Second Warrant Amendment is a summary of the material terms of such amendment, does not purport to be complete, and is qualified in its entirety by reference to the Warrant Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01.Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Amendment to Series B Warrant to Purchase Common Stock

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2022
ACACIA RESEARCH CORPORATION

	By:	/s/Clifford Press
	Name:	Clifford Press
	Title:	Chief Executive Officer